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                                                                                                                         Exhibit N
Metris Receivables, Inc.                                              Metris Master Trust                           Monthly Report
Securityholders' Statement                                               Series 1999-1                                    Dec-1999
Section 5.2                                                                    Class A              Class B              Total
(i) Security Amount ..................................................     500,000,000.00       49,450,550.00      549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                  --                0.00
(iii) Security Interest Distributed ..................................       2,932,621.53                  --        2,932,621.53
(iv) Principal Collections ...........................................      24,962,080.87        2,468,777.26       27,430,858.13
(v) Finance Charge Collections .......................................      10,901,780.00        1,078,198.01       11,979,978.01
       Recoveries ....................................................         368,992.12           36,493.73          405,485.85
       Interest Earned on Accounts ...................................               0.00                0.00                0.00
         Total Finance Charge Collections ............................      11,270,772.12        1,114,691.74       12,385,463.86
Total Collections ....................................................      36,232,852.99        3,583,469.00       39,816,321.99
         (vi) Aggregate Amount of Principal Receivables ..............                 --                  --    5,215,820,886.00
       Invested Amount (End of Month) ................................     500,000,000.00       49,450,550.00      549,450,550.00
       Floating Allocation Percentage ................................          9.5862188%          0.9480876%         10.5343063%
       Fixed/Floating Allocation Percentage ..........................          9.5862188%          0.9480876%         10.5343063%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00       49,450,550.00      549,450,550.00
       Average Daily Invested Amount .................................                 --                  --      549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --               86.25%   4,724,448,860.55
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --                6.03%     330,285,853.00
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --                2.35%     128,542,217.12
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --                5.37%     294,246,705.90
Total Receivables ....................................................                 --              100.00%   5,477,523,636.57
            (viii) Aggregate Investor Default Amount .................                 --                  --        4,668,184.96
         As a % of Average Daily Invested Amount
               (Annualized based on 365 days/year) ...................                 --                  --               10.00%
(ix) Charge-Offs .....................................................               0.00                0.00                0.00
(x) Servicing Fee ....................................................                 --                  --          933,313.26
(xi) Unreimbursed Redirected Principal Collections ...................                 --                  --                0.00
(xii) Excess Funding Account Balance .................................                 --                  --        6,000,000.00
(xiii) New Accounts Added ............................................                 --                  --             100,525
(xiv) Average Gross Portfolio Yield ..................................                 --                  --               26.54%
         Average Net Portfolio Yield .................................                 --                  --               16.54%
(xv) Minimum Base Rate ...............................................                 --                  --                8.81%
        Excess Spread ................................................                 --                  --                7.73%
(xvi) Principal Funding Account Balance ..............................                 --                  --                0.00
(xvii) Accumulation Shortfall ........................................                 --                  --                0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                  --           June 2003
        Accumulation Period Length ...................................                 --                  --                 N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                  --                0.00
        Required Reserve Account Amount ..............................                 --                  --                0.00
        Available Reserve Account Amount .............................                 --                  --                0.00
        Covered Amount ...............................................                 --                  --                0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                  --      500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                  --                0.00
(xxi) Policy Claim Amount ............................................                 --                  --                0.00

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